EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 31, 2010 relating to the consolidated financial statements of Spire Corporation and Subsidiaries as of and for the years ended December 31, 2009 and 2008, included in or made part of this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 333-22223, 333-128611 and 333-143517).

/s/ Caturano And Company, P.C.

CATURANO And COMPANY, P.C.

Boston, Massachusetts
March 31, 2010